US Readers:
Product Netbacks
(Net of Royalties) — US$		2003	2002	2001

North America	Oil and Liquids (US$/bbl)
	Sales Price	25.20	20.65	19.89
	Hedging (gain)	2.21	0.04	(0.10)
	Operating costs	5.67	4.48	4.33

		17.32	16.13	15.66

	Natural Gas (US$/mcf)
	Sales Price	4.55	2.52	3.48
	Hedging (gain)	0.10	(0.22)0.02
	Operating costs	0.68	0.56	0.57

		3.77	2.18	2.89

North Sea	Oil and Liquids (US$/bbl)
	Sales Price	28.35	24.68	23.29
	Hedging (gain)	1.43	0.08	(0.12)
	Operating costs	9.02	7.38	6.83

		17.90	17.22	16.58

	Natural Gas (US$/mcf)
	Sales Price	3.26	2.48	2.81
	Hedging (gain)	—	—	—
	Operating costs	0.41	0.44	0.33

		2.85	2.04	2.48

Southeast Asia[1]	Oil and Liquids (US$/bbl)
	Sales Price	29.30	25.13	23.22
	Hedging (gain)	2.78	0.06	(0.28)
	Operating costs	8.60	8.09	6.53

		17.92	16.98	16.97

	Natural Gas (US$/mcf)
	Sales Price	3.53	3.01	3.10
	Hedging (gain)	—	—	0.01
	Operating costs	0.38	0.40	0.32

		3.15	2.61	2.77

Algeria	Oil (US$/bbl)
	Sales Price	27.84	—	—
	Hedging (gain)	3.13	—	—
	Operating costs	9.61	—	—

		15.10	—	—

Sudan	Oil (US$/bbl)
	Sales Price	31.33	24.06	21.09
	Hedging (gain)	—	0.08	(0.14)
	Operating costs	4.96	4.02	3.60

		26.37	19.96	17.63

Total Company	Oil and Liquids (US$/bbl)
	Sales Price	27.76	23.74	21.95
	Hedging (gain)	1.71	0.07	(0.13)
	Operating costs	8.02	6.25	5.64

		18.03	17.42	16.44

	Natural Gas (US$/mcf)
	Sales Price	4.27	2.57	3.37
	Hedging (gain)	0.07	(0.17)0.01
	Operating costs	0.61	0.53	0.52

		3.59	2.21	2.84

1 Includes operations in Indonesia and Malaysia/Vietnam.

Netbacks do not include synthetic oil or pipeline operations.

78            T A L I S M A N    E N E R G Y I N C.

S u p p l e m e n t a r y    I n f o r m a t i o n

Product Netbacks

			2003					2002				2001
		Total	Three months ended				Total	Three months ended				Total
C$ Gross		Year	Dec 31	Sep 30	Jun 30	Mar 31	Year	Dec 31	Sep 30	Jun 30	Mar 31	Year
North	Oil and liquids ($/bbl)
America	Sales price	35.30	31.88	33.43	32.92	42.74	32.43	34.57	35.57	32.76	26.82	30.80
	Hedging (gain)	2.45	2.07	2.05	1.26	4.38	0.06	0.36	0.52	0.11	(0.77)	(0.12)
	Royalties	7.37	6.86	6.81	6.50	9.27	6.85	7.42	7.74	6.35	5.90	6.88
	Operating costs	6.28	6.76	6.21	5.89	6.27	5.55	6.20	5.91	4.64	5.48	5.22

		19.20	16.19	18.36	19.27	22.82	19.97	20.59	21.40	21.66	16.21	18.82

	Natural gas ($/mcf)
	Sales price	6.37	5.11	5.92	6.41	8.03	3.96	5.21	3.26	4.08	3.29	5.39
	Hedging (gain)	0.11	(0.04)	0.03	0.12	0.32	(0.28)	(0.11)	(0.37)	(0.21)	(0.42)	0.02
	Royalties	1.37	1.08	1.18	1.54	1.69	0.75	1.04	0.55	0.73	0.67	1.34
	Operating costs	0.75	0.78	0.77	0.70	0.76	0.71	0.78	0.74	0.65	0.66	0.67

		4.14	3.29	3.94	4.05	5.26	2.78	3.50	2.34	2.91	2.38	3.36

North Sea	Oil and liquids ($/bbl)
	Sales price	39.72	38.81	38.66	35.29	46.14	38.76	41.77	41.89	37.71	33.87	36.07
	Hedging (gain)	2.01	2.07	1.98	0.14	3.74	0.12	0.38	0.75	0.11	(0.74)	(0.17)
	Royalties	(0.08)	0.60	(0.27)	(0.89)	0.09	1.60	1.72	1.68	1.41	1.60	1.85
	Operating costs	12.67	11.82	12.12	12.91	14.04	11.11	12.00	12.74	9.51	10.27	10.06

		25.12	24.32	24.83	23.13	28.27	25.93	27.67	26.72	26.68	22.74	24.33

	Natural gas ($/mcf)
	Sales price	4.57	4.86	4.08	4.16	4.93	3.89	4.51	3.13	3.05	5.04	4.35
	Hedging (gain)	—	—	—	—	—	—	—	—	—	—	—
	Royalties	0.28	0.63	0.09	0.04	0.25	0.48	0.27	0.46	0.41	0.79	0.46
	Operating costs	0.54	0.48	0.71	0.38	0.58	0.61	0.92	0.61	0.49	0.45	0.46

		3.75	3.75	3.28	3.74	4.10	2.80	3.32	2.06	2.15	3.80	3.43

Southeast	Oil and liquids ($/bbl)
Asia[1]	Sales price	41.05	41.36	38.26	37.81	47.08	39.46	45.04	41.27	38.77	32.84	35.97
	Hedging (gain)	2.37	2.10	2.07	1.26	4.30	0.06	0.36	0.53	0.11	(0.76)	(0.30)
	Royalties	16.09	15.69	14.43	15.86	18.71	14.83	17.13	16.13	13.76	12.34	10.69
	Operating costs	7.33	6.83	7.13	7.22	8.37	7.93	8.67	8.30	7.61	7.15	7.13

		15.26	16.74	14.63	13.47	15.70	16.64	18.88	16.31	17.29	14.11	18.45

	Natural gas ($/mcf)
	Sales price	4.95	4.63	4.41	5.05	6.09	4.72	6.00	4.12	4.92	3.96	4.80
	Hedging (gain)	—	—	—	—	—	—	—	—	—	—	0.02
	Royalties	0.29	0.33	0.24	0.27	0.34	0.25	0.31	0.24	0.25	0.20	0.24
	Operating costs	0.50	0.41	0.53	0.49	0.64	0.59	0.80	0.69	0.49	0.42	0.47

		4.16	3.89	3.64	4.29	5.11	3.88	4.89	3.19	4.18	3.34	4.07

Algeria	Oil ($/bbl)
	Sales price	39.01	39.70	39.37	35.05	40.33	—	—	—	—	—	—
	Hedging (gain)	2.23	2.11	2.07	1.26	4.40	—	—	—	—	—	—
	Royalties	19.18	18.52	20.38	18.04	20.16	—	—	—	—	—	—
	Operating costs	6.84	4.30	12.24	4.07	6.23	—	—	—	—	—	—

		10.76	14.77	4.68	11.68	9.54	—	—	—	—	—	—

Sudan	Oil ($/bbl)
	Sales price	43.89	—	—	—	43.89	37.79	46.30	38.33	36.64	29.35	32.66
	Hedging (gain)	—	—	—	—	—	0.07	0.37	0.52	0.11	(0.75)	(0.13)
	Royalties	20.34	—	—	—	20.34	14.94	21.74	12.45	13.96	11.32	12.78
	Operating costs	3.73	—	—	—	3.73	3.82	3.72	4.07	4.55	2.89	3.40

		19.82	—	—	—	19.82	18.96	20.47	21.29	18.02	15.89	16.61

Total	Oil and liquids ($/bbl)
Company	Sales price	38.93	37.53	37.15	34.87	44.85	37.20	41.47	39.64	36.46	31.27	33.99
	Hedging (gain)	2.05	2.08	2.01	0.65	3.14	0.09	0.37	0.63	0.11	(0.75)	(0.16)
	Royalties	5.59	5.13	4.20	3.83	8.53	6.83	8.85	6.66	6.32	5.52	6.22
	Operating costs	9.63	9.51	9.89	9.87	9.36	7.99	8.53	8.89	7.17	7.38	7.15

		21.66	20.81	21.05	20.52	23.82	22.29	23.72	23.46	22.86	19.12	20.78

	Natural gas ($/mcf)
	Sales price	6.03	5.02	5.59	6.09	7.48	4.03	5.20	3.32	4.02	3.55	5.22
	Hedging (gain)	0.08	(0.03)	0.02	0.10	0.25	(0.22)	(0.09)	(0.30)	(0.16)	(0.33)	0.02
	Royalties	1.14	0.93	0.98	1.28	1.40	0.67	0.89	0.51	0.65	0.63	1.14
	Operating costs	0.70	0.70	0.74	0.65	0.72	0.69	0.80	0.72	0.62	0.61	0.63

		4.11	3.42	3.85	4.06	5.11	2.89	3.60	2.39	2.91	2.64	3.43

1 Includes operations in Indonesia and Malaysia/Vietnam.

Netbacks do not include synthetic oil or pipeline operations.

S u p p l e m e n t a r y I n f o r m a t i o n

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